SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



                         Date of Report
        (Date of earliest event reported)  March 1, 1997



                     ACX TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)



Colorado                   0-20704                   84-1208699
(State or other      (Commission File Number)     (I.R.S. Employer
 jurisdiction of                                  Identification No.)
 incorporation)


      16000 Table Mountain Parkway                 80403
(Address of principal executive offices)         (Zip Code)



                         (303) 271-7000
      (Registrant's telephone number, including area code)



Item 2.  Acquisition or Disposition of Assets

On March 1, 1997, pursuant to the previously announced plan to dispose of Golden Aluminum Company (Golden Aluminum), ACX Technologies, Inc. (the Company) sold the stock of Golden Aluminum to Crown Cork & Seal, Inc. (Crown). Golden Aluminum owns property, plant and equipment located at the Fort Lupton, Colorado, and the San Antonio, Texas, aluminum mini-mill plants. Crown, who in the past has been a customer of Golden Aluminum, paid the Company $10 million at closing and agreed to pay an additional $60 million within two years (deferred payment date). In accordance with the purchase agreement, Crown has the right to return Golden Aluminum to the Company during the two year period rather than pay the $60 million obligation. The $10 million paid at closing is non-refundable. The Company retained Golden Aluminum's net working capital of approximately $53 million, which the Company intends to sell during the next six months.

If Crown does not return Golden Aluminum to the Company, Crown will pay the Company an additional deferred purchase price equal to $210,000 for each month from March 1, 1997 to the deferred payment date. The deferred purchase price will be received in cash or equivalent Crown common stock, at Crown's discretion, and will be no less than $2.52 million and no more than $5.04 million. In lieu of this deferred payment, the Company may elect to maintain a minority interest in Golden Aluminum equal to 0.3% of Golden Aluminum's total number of common shares outstanding for each month from March 1, 1997 to the deferred payment date. The minority interest in Golden Aluminum, if elected, will be no less than 3.6% and no more than 7.2%.

The attached unaudited pro forma condensed consolidated financial information reflects receipt by the Company of $10 million and a discounted receivable from Crown for $53.5 million. Golden Aluminum has been reported as a discontinued operation in the historical consolidated financial statements of ACX Technologies, Inc.




Item 7.  Financial Statements and Exhibits
                                                Page of this Report
(b)      Pro Forma Condensed Consolidated
         Financial Information

         Pro Forma Condensed Consolidated
         Balance Sheet at December 31, 1996             4

         Pro Forma Condensed Consolidated
         Statement of Income for the Years
         Ended December 31, 1996, 1995 and 1994         5

         Notes to Pro Forma Condensed
         Consolidated Financial Information             6




                     ACX TECHNOLOGIES, INC.
     PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                          INTRODUCTION

The following unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of income (collectively, the "Pro Forma Condensed Consolidated Financial Information") illustrate the effect of the disposition of Golden Aluminum. The Pro Forma Condensed Consolidated Statement of Income presents the results of ACX Technologies, Inc. and its subsidiaries (the Company) as if the disposition occurred at the beginning of each of the three years in the period ended December 31, 1996. The Pro Forma Condensed Consolidated Balance Sheet at December 31, 1996 presents the financial position of the Company as if the disposition had occurred on December 31, 1996.

The Pro Forma Condensed Consolidated Financial Information is presented for illustrative purposes only, and does not purport to represent what the Company's financial position or results of operations would have been had the transaction described in fact occurred on the date or at the beginning of the periods indicated or to represent the Company's financial position or results of operations for any future date or period.

The following Pro Forma Condensed Consolidated Financial
Information should be read in conjunction with the audited consolidated financial statements of ACX Technologies, Inc. and its subsidiaries included in its most recently filed Annual
Report on Form 10-K.


                   ACX TECHNOLOGIES, INC.
                UNAUDITED PRO FORMA CONDENSED
                 CONSOLIDATED BALANCE SHEET
                       (In thousands)

                                 Historical               Pro Forma
                                  Balance                  Balance
                                   Sheet                    Sheet
                                December 31,  Pro Forma  December 31,
                                    1996     Adjustments     1996
ASSETS
Current assets
    Cash and cash equivalents       $ 15,671    $ 10,000     $ 25,671
    Accounts receivable, less
      allowance for doubtful
      accounts of $2,085              68,840                   68,840
    Accounts receivable from           3,046                    3,046
      Coors Brewing
    Inventories                      101,520                  101,520
    Deferred income taxes             18,218                   18,218
    Other assets                      11,571                   11,571
    Net current assets of
      discontinued operations         53,052                   53,052
Total current assets                 271,918      10,000      281,918

    Receivable from Crown Cork
      & Seal                             ---      53,500       53,500
    Properties, net                  244,615                  244,615
    Goodwill, net                     46,799                   46,799
    Other assets                      49,860                   49,860
    Noncurrent assets of
      discontinued operations         63,500     (63,500)         ---

    Total assets                    $676,692    $    ---     $676,692

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
    Accounts payable                $ 33,774                 $ 33,774
    Accrued salaries and
      vacation                        20,175                   20,175
    Taxes other than income            7,598                    7,598
    Accrued expenses and other
      liabilities                     55,745                   55,745
Total current liabilities            117,292         ---      117,292

    Long-term debt                   100,000                  100,000
    Accrued postretirement
      benefits                        27,890                   27,890
    Other long-term liabilities       19,002                   19,002
Total liabilities                    264,184         ---      264,184
    Minority interest                 14,605                   14,605

Shareholders' equity
    Common stock                         279                      279
    Paid-in capital                  443,302                  443,302
    Retained earnings (deficit)      (47,271)                 (47,271)
    Cumulative translation
      adjustment and other             1,593                    1,593
Total shareholders' equity           397,903         ---      397,903
Total liabilities and
  shareholders' equity              $676,692    $    ---     $676,692

See Notes to Pro Forma Condensed Consolidated Financial Information



                    ACX TECHNOLOGIES, INC.
                UNAUDITED PRO FORMA CONDENSED
               CONSOLIDATED STATEMENT OF INCOME
            (In thousands, except per share data)

                                       Years Ended December 31,
                                     1996        1995       1994
Net sales                          $712,380   $660,853    $578,705

Costs and expenses:
Cost of goods sold                  555,855    508,029     458,533
Marketing, general and
  administrative                     77,947     75,071      67,311
Research and development             15,300     16,312      14,410
Asset impairment and
  restructuring charges              34,642      2,735         ---
    Total operating expenses        683,744    602,147     540,254
Operating income                     28,636     58,706      38,451

Other income (expense):
Interest expense                     (8,177)    (9,306)     (6,370)
Interest income                       1,254      1,395         603
Miscellaneous--net                      696        452          99
    Total other expense              (6,227)    (7,459)     (5,668)

Income before income taxes           22,409     51,247      32,783
Income tax expense                   11,000     20,000      13,100
Net income                         $ 11,409   $ 31,247    $ 19,683

Net income per share               $   0.40   $   1.13    $   0.74

Weighted average shares
outstanding                          28,651     27,655      26,587


See Notes to Pro Forma Condensed Consolidated Financial Information


                     ACX TECHNOLOGIES, INC.
 NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                           (Unaudited)

Balance Sheet Pro Forma Adjustments:

Noncurrent assets of discontinued operations, which consist of the net property, plant and equipment of Golden Aluminum, has been eliminated to reflect the sale of these assets pursuant to the stock purchase agreement in exchange for $10 million in cash and a receivable of $60 million due within two years. The $60 million non-interest bearing receivable was discounted to $53.5 million. Working capital of Golden Aluminum was not included as part of the stock purchase agreement, and thus, the current assets of discontinued operations as shown on the Historical Balance Sheet of the Company have not been adjusted.

Statement of Income Pro Forma Adjustments:

The results of Golden Aluminum have been reported in the historical statements of income for ACX Technologies, Inc. as a discontinued operation. The accompanying unaudited Pro Forma
Condensed Consolidated Statement of Income excludes all of the operating results related to Golden Aluminum, which are summarized below:

                                       Years Ended December 31,
                                 (In thousands,except per share data)
                                    1996         1995         1994

Net sales                        $ 168,446     $ 250,001      $152,798

Income (loss) from operations
  before income taxes            $  (8,033)    $ (10,076)     $    142
Income tax benefit                   3,000         2,700           ---

Income (loss) from operations       (5,033)       (7,376)          142

Loss on disposal before income
  taxes                           (124,700)          ---           ---
Loss on operations during
  disposition period before
  income taxes                     (30,300)          ---           ---
Income tax benefit                  56,600           ---           ---

Net income (loss)                $(103,433)     $ (7,376)      $   142

Per common share:
Income (loss) from operations    $   (0.18)     $  (0.27)      $  0.01
Estimated loss on disposal           (3.43)          ---           ---
Net income (loss)                $   (3.61)     $  (0.27)      $  0.01

In addition, all other pro forma adjustments to reflect the sale of Golden Aluminum are insignificant to the consolidated results of operations for the Company. Consequently, no additional pro forma adjustments have been made to the historical results of operations for ACX Technologies, Inc.


(c)  Exhibits.

Exhibit
Number

10.1   Stock Purchase Agreement Among Golden Aluminum Company,
       Crown Cork & Seal Company, Inc. and ACX Technologies, Inc.



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ACX TECHNOLOGIES, INC.

Date:  March 14, 1997         By /s/Gail A. Constancio
                              Gail A. Constancio
                              (Controller and Principal
                               Accounting Officer)